UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2016

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

                On April 12, 2016, Adamis Pharmaceuticals Corporation (the “Company” or “Adamis”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the completion of its acquisition of U.S. Compounding, Inc., an Arkansas corporation (“USC”), pursuant to the terms of the Agreement and Plan of Merger dated as of March 28, 2016 (the “Merger Agreement”) and entered into by and among the Company, USC and Ursula MergerSub Corp., an Arkansas corporation and a wholly owned subsidiary of the Company (“MergerSub”).  Pursuant to the terms of the Merger Agreement, MergerSub merged with and into USC (the “Merger”), with USC surviving as a wholly owned subsidiary of the Company.

                 In accordance with and as permitted by Section 9.01(a)(4) of Form 8-K, Adamis is filing this amendment to the Initial Form 8-K to provide the required financial statements and pro forma financial information that were not filed with the Initial Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

    (a)           Financial Statements of Business Acquired

    The audited consolidated financial statements of  USC as of and for the years ended December 31, 2014 and 2015, and accompanying notes and the report of Hudson Cisne & Co. LLP with respect to such financial statements, as required by this Item 9.01(a), are attached as Exhibit 99.1 hereto and incorporated herein by reference.

    (b)           Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial statements, together with related explanatory notes, showing the pro forma effect on the Company’s financial statements of the Company’s acquisition of USC and other related pro forma events, are attached hereto as Exhibit 99.2 and are incorporated herein by reference:  (i) balance sheet as of December 31, 2015, and (ii) statement of operations for the year ended December 31, 2015.

(d)         Exhibits

23.1	Consent of Hudson Cisne & Co. LLP
99.1	Financial statements Listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	June 27, 2016	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer

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